UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 4, 2004

Correctional Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 PGA Blvd., Suite 750, Palm Beach Gardens, Florida 33410

(Address and zip code of principal executive offices)

(561) 630-6336

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal
year if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 4, 2004, Correctional Properties Trust (the “Company”) completed the sale to the State of North Carolina of the Pamlico Correctional Facility (the “Pamlico Facility”) located in Bayboro, North Carolina and the Mountain View Correctional Facility (the “Mountain View Facility” and, together with the Pamlico Facility, the “Facilities”) located in Spruce Pine, North Carolina for $25,228,900 and $26,215,800, respectively. The Facilities were purchased by the Company in 2001 from an unrelated third party, subject to existing leases on each property for approximately $24,300,000 and $25,200,000, respectively, including transaction costs. As previously disclosed, each of the leases contained an option under which the State of North Carolina may acquire the Facilities for a predetermined purchase price, which declines each year. In July 2004, the Company received written notice from the State of North Carolina of the exercise of its options to purchase the Facilities.

The Company will recognize a combined gain on the sale of the Facilities of approximately of $5.0 million for financial reporting purposes in the fourth quarter of 2004; however, future results of operations and cash flows will be negatively impacted because the Company will no longer receive the monthly rental income after the date of the sale of the Facilities. The aggregate rental revenues from the Facilities for the three months ended September 30, 2004 and 2003 were approximately $1.7 million. The aggregate rental revenues from the Facilities for the nine months ended September 30, 2004 and 2003 were approximately $5.0 million.

The Company used the net proceeds from the sale of the Facilities together with a substantial portion of the balance of the debt service fund that was established with a portion of the proceeds from the Taxable Mortgage Bonds, Series 2001 of Correctional Properties North Carolina Prison Finance LLC (the “Bonds”) to repay the outstanding balance of the Bonds at par. The Bonds were issued in 2001 to finance the Facilities.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information. The pro forma financial information related to the sale of the Facilities will be filed by amendment to this Form 8-K no later than 71 calendar days after the date of this filing.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL PROPERTIES TRUST
November 10, 2004	By:	/s/ David J. Obernesser
David J. Obernesser
Vice President and Chief Financial Officer

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